THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN ORDER TO EFFECT A PARTIAL PAYMENT, REDEMPTION OR CONVERSION HEREOF. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN BELOW.



                         VYTERIS HOLDINGS (NEVADA), INC.

                      SENIOR SECURED CONVERTIBLE DEBENTURE


New York, New York                                                 $____________
Issue Date:  August 19, 2005

     FOR VALUE RECEIVED, VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "Company"), hereby promises to pay to the order of __________________ or its permitted successors or assigns (the "Holder") the sum of __________________ ($_______________) in same day funds, on or before the three (3) year anniversary of the Initial Issue Date (as defined below)(the "Maturity Date"). The Holder may convert amounts of principal of this Debenture into shares ("Conversion Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

     The Company has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of August 19, 2005 (the "Securities Purchase Agreement"). The debentures issued by the Company pursuant to the Securities Purchase Agreement, including this Debenture, are collectively referred to herein as the "Debentures".

     The Company's obligations under the Debentures, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured pursuant to the terms of a Security Agreement, dated as of August 19, 2005 (the "Security Agreement").

     The following terms shall apply to this Debenture:

1.   DEFINITIONS.

          "Amendment" means an amendment to the Company's charter consistent with the provisions of Section 2(a)(i) of the Series B Waiver which would preclude the redemption (but not the accrual of the redemption amount) of the Company's Series B Preferred Stock from the date of such charter amendment until the Termination Date.

          "Amortization Stock Option" has the meaning specified in Section 4A(a) hereof.

          "Amortization Stock Option Share" means each share of Common Stock issued pursuant to the Amortization Stock Option .

          "Applicable Interest Rate" means an annual rate equal to eight percent (8%), computed on the basis of a 360-day year and calculated using the actual number of days elapsed since the Issue Date or the date on which Interest was most recently paid, as the case may be, and compounded quarterly; provided, however, that if the average Daily Trading Volume for the period of ten (10) consecutive Trading Days immediately preceding the one hundred and eightieth (180th) day following the Issue Date is less than fifty percent (50%) of the Liquidity Milestone during such period, the Applicable Interest Rate in effect after such one hundred and eightieth day shall be equal to ten percent (10%); and, provided, further, that if, at any time after the ninetieth (90th) day following the effective date of such increase in the Applicable Interest Rate, the average Daily Trading Volume for any period of ten (10) consecutive Trading Days is equal to at least fifty percent (50%) of the Liquidity Milestone during such period, the Applicable Interest Rate shall be decreased to eight percent (8%), subject to further increase as provided herein if, at any time after the ninetieth (90th) day following the effective date of such decrease in the Applicable Interest Rate, the Daily Trading Volume for any period of ten (10) consecutive Trading Days thereafter is less than fifty percent (50%) of the Liquidity Milestone during such period.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks are authorized by law to close in New York, New York.

          "Change of Control" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (c) the consolidation, merger or other business combination of the Company with or into any other entity, immediately following which the prior stockholders of the Company fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity; (d) a transaction or series of transactions in which any Person or group acquires more than fifty percent (50%) of the voting equity of the Company; and (e) the Continuing Directors do not at any time constitute at least a majority of the Board of Directors of the Company.

          "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on the date of the Securities Purchase Agreement or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed.

          "Conversion Price" means, (i) for an Initial Debenture, two dollars and forty cents ($2.40) and (ii) for an Option Debenture, the lower of (i) $2.40 and (ii) the Market Price on the Issue Date for such Debenture (subject in each case to adjustment as provided herein).

          "Convertible Securities" means securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock.

          "Current Price" means, as of a particular date, the average of the daily VWAP for each of the five (5) consecutive Trading Days occurring immediately prior to (but not including) such date.

          "Daily Trading Volume" means, as of any Trading Day, the trading volume of the Common Stock, expressed as an aggregate dollar amount, on the Principal Exchange as reported by the Principal Exchange.

          "Debt" means as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

          "Default Interest Rate" means the lower of twelve percent (12%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any Governmental Authority.

          "Excluded Securities" has the meaning described in Section 4(b)(iii) hereof.

          "Fundamental Change" means each of the following:

          (i) a Liquidation Event occurs or is publicly announced;

          (ii) the failure by the Company to effectuate the Amendment on or prior to April 15, 2006;

          (iii) the Company breaches or provides notice of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture or any other Transaction Document, and such breach continues for a period of three (3) Business Days following written notice thereof from the Holder; or

          (iv) any material representation or warranty made by the Company in this Debenture or any other Transaction Document was inaccurate or misleading in any material respect as of the date such representation or warranty was made.

          "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

          "Initial Issue Date" means the first date on which Debentures are issued pursuant to the Securities Purchase Agreement.

          "Interest Stock Option" has the meaning specified in Section 2(b) hereof.

          "Interest Stock Option Share" means each share of Common Stock issued pursuant to the Interest Stock Option.

          "Investment Amount" means the aggregate Purchase Price paid by the Investors for all of the Debentures issued pursuant to the Securities Purchase Agreement.

          "Issue Date" means the date on which this Debenture is issued pursuant to the Securities Purchase Agreement.

          "Lien" and "Permitted Lien" shall have the respective meanings set forth in the Securities Purchase Agreement.

          "Liquidation Event" means (x) the institution of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or any Subsidiary or to its or their creditors, as such, or to its or their assets, or (y) the dissolution or other winding up of the Company or any Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Company or any Subsidiary.

          "Major Transaction" means a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets.

          "Mandatory Redemption Price" means (A) with respect to a Fundamental Change, one hundred and one percent (101%) of the unpaid principal amount of this Debenture plus unpaid accrued interest on such principal amount and (B) with respect to a Change of Control, (x) one hundred and twenty percent (120%) of the unpaid principal amount of this Debenture if such Change of Control occurs prior to the one-year anniversary of the Issue Date, (y) one hundred and fifteen percent (115%) of the unpaid principal amount of this Debenture if such Change of Control occurs on or after the one-year anniversary of the Issue Date but prior to the two-year anniversary of the Issue Date and (z) one hundred and ten percent (110%) of the unpaid principal amount of this Debenture if such Change of Control occurs after the two-year anniversary of the Issue Date plus, in the case of (x), (y) or (z), unpaid interest accrued on such principal amount.

          "Market Price" means, as of a particular date, the average of daily VWAP for each of the ten (10) consecutive Trading Days occurring immediately prior to (but not including) such date, but in no event greater than the daily VWAP for the day occurring immediately prior to such date.

          "Maturity Date" has the meaning set forth in the preamble to this Agreement.

          "Milestones" means each of the following:

               (i) the Registration Statement shall have been declared effective, not be the subject of any stop order, be available to the Holder, and cover the number of Registrable Securities required by the Registration Rights Agreement;

               (ii) the Reserved Amount must be equal to or greater than the number of shares of Common Stock that the Company is required to reserve by the Securities Purchase Agreement;

               (iii) the Common Stock must be listed for trading on the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market on or before the eighteen (18) month anniversary of the Issue Date, and trading in the Common Stock shall not have been suspended on any such exchange or market (the "Listing Milestone");

               (iv) the Daily Trading Volume must be equal to at least $750,000; provided, that if the Company effects an Optional Redemption with respect to at least five million dollars ($5,000,000) of principal amount of the Debentures (plus accrued interest), such amount shall be reduced from $750,000 to $375,000 (such Daily Trading Volume being referred to herein as the "Liquidity Milestone"); and

               (v) a Fundamental Change, or an event that with the passage of time or giving of notice, or both, would constitute a Fundamental Change, has not occurred and is continuing.

          "Optional Redemption" has the meaning specified in Section 7 hereof.

          "Optional Redemption Price" means (i) with respect to the redemption of up to five million dollars ($5,000,000) of principal amount of the Debentures, 105% of the principal amount being redeemed, plus unpaid interest accrued thereon, and (ii) with respect to the redemption of any amount following the redemption of at least five million dollars ($5,000,000) of principal amount of the Debentures, 110% of the principal amount being redeemed, plus unpaid interest accrued thereon.

          "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

          "Principal Market" means the principal securities exchange or market on which the Common Stock is listed or traded.

          "Purchase Rights" means any options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities.

          "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

          "Registration Rights Agreement" means the agreement between the Holder and the Company pursuant to which the Company has agreed to register the shares of Common Stock issuable under the Debentures and the Warrants.

          "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Scheduled Interest Payment Date" means each February 28, May 31, August 31 and November 30 following the Issue Date, with the first Scheduled Interest Payment Date occurring on November 30, 2005, provided, that if any of such days in any year is not a Business Day, then the Scheduled Interest Payment Date shall be the Business Day immediately following such date.

          "Subsidiary" has the meaning set forth in the Securities Purchase Agreement.

          "Trading Day" means a Business Day on which shares of Common Stock is purchased and sold on the Principal Market.

          "Transaction Documents" means (i) the Securities Purchase Agreement,
(ii) the Debentures, (iii) the Warrants, (iv) the Cash Collateral Agreement, (v) the Subsidiary Guaranty, (vi) the Security Agreement, (vii) the Registration Rights Agreement, (viii) the Series B Preferred Waiver and Agreement, dated as of the date hereof, by the Company, Spencer Trask Specialty Group, LLC, and The Donald F. Farley Inter Vivos Trust, for the benefit of the Holders, and (ix) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company any of its officers at the Closing.

          "VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably satisfactory to the Company. If VWAP cannot be calculated for the Common Stock on such Trading Day on any of the foregoing bases, then the Company shall submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Investors, and shall cause such investment banking firm to perform such determination and notify the Company and the Investors of the results of determination no later than two (2) Business Days from the time such calculation was submitted to it by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

          "Warrants" means the warrants issued pursuant to the Securities Purchase Agreement.

          "Weighted Average Trigger Date" means the later of (i) the eighteen
(18) month anniversary of the Initial Issue Date and (ii) the completion of an equity financing with net proceeds to the Company of at least fifteen million dollars ($15,000,000).

     All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.

2.   INTEREST.

     (a) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at the Applicable Interest Rate. The Company shall pay accrued and unpaid Interest (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion or otherwise) (each of (i), (ii) and (iii) being referred to herein as an "Interest Payment Date").

     (b) Interest Payments. The Company shall pay Interest in cash by wire transfer of immediately available funds; provided, however, that, subject to the satisfaction of all of the Milestones as specified in paragraph (c) below, the Company may elect to pay all or a portion of the Interest due on a Scheduled Interest Payment Date in shares of Common Stock (the "Interest Stock Option"). Interest that is due in cash and which is not paid within five (5) Business Days of the applicable Interest Payment Date shall bear interest until paid at the Default Interest Rate.

     (c) Conditions to Interest Payment in Common Stock. The Company shall be entitled to exercise the Interest Stock Option with respect to a Scheduled Interest Payment Date only if, on each of the five (5) Trading Days immediately preceding such date, all of the Milestones are satisfied in full. In the event that any Milestone is not satisfied as of the applicable Scheduled Interest Payment Date and each such Trading Day (and regardless of whether the Company has delivered an Interest Stock Option Notice (as defined below)), the Company shall not be permitted to exercise the Interest Stock Option and must pay all amounts due on such Scheduled Interest Payment Date in cash by wire transfer of immediately available funds. Notwithstanding the foregoing, in no event shall the Company be permitted to exercise the Interest Stock Option to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding.

     (d) Interest Stock Option Notice. In order to exercise the Interest Stock Option with respect to a Scheduled Interest Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date, written notice to the Holder stating that the Company wishes to exercise such option and the amount of Interest to be paid in shares of Common Stock (an "Interest Stock Option Notice"). Subject to Section 2(c) above, an Interest Stock Option Notice, once delivered by the Company, shall be irrevocable. In the event that the Company does not deliver an Interest Stock Option Notice on or before such fifteenth day, the Company will be deemed to have elected to pay all Interest then due in cash.

     (e) Delivery of Shares. On or before the third (3rd) Business Day following a Scheduled Interest Payment Date with respect to which the Company has validly exercised the Interest Stock Option (each a "Interest Stock Option Delivery Date"), the Company must deliver to the Holder a number of shares of Common Stock equal to (A) the amount of Interest accrued and payable with respect to this Debenture as of such Scheduled Interest Payment Date divided by (B) ninety three percent (93%) of the Current Price in effect on such date. The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of paragraph 3(d) below, with the Interest Stock Option Delivery Date being deemed the Delivery Date for purposes hereof, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor (calculated in accordance with paragraph 3(d)), the Holder shall have the remedies specified in paragraph 3(e) below. If any fractional share would be issuable upon exercise of the Interest Stock Option, such fractional share shall be disregarded and the number of shares issuable shall, in the aggregate, be equal to the nearest whole number of shares.

3.   CONVERSION.

          (a) Right to Convert. Subject to the conditions and limitations specifically provided herein or in the Securities Purchase Agreement, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, all or any part of the outstanding and unpaid principal amount of this Debenture into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a "Conversion").

          (b) Conversion Notice. In order to convert principal of this Debenture, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., eastern time, on the Business Day on which the Holder wishes to effect such Conversion (the "Conversion Date"), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and, if the Holder so elects, Interest) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a "Conversion Notice"). The Conversion Notice shall also state the name or names (if not the Holder) in which the shares of Common Stock that are issuable on such Conversion shall be issued. The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants within two (2) Business Days of receipt of the Holder's Conversion Notice. The Company shall use its best efforts to cause such accountants to calculate the Conversion Price as provided herein and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

          (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the principal amount of (and, if the Holder so elects, Interest accrued on) this Debenture being converted divided by the Conversion Price.

          (d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice (the "Delivery Date"), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day following the determination made pursuant thereto. The Company shall effect delivery of Conversion Shares to the Holder, as long as the Company's designated transfer agent or co-transfer agent in the United States for the Common Stock (the "Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST") and no restrictive legend is required pursuant to the terms of this Debenture or the Securities Purchase Agreement, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Company shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Securities Purchase Agreement.

          (e) Failure to Deliver Conversion Shares.

               (i) In the event that the Company fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by the terms of the Securities Purchase Agreement) on or before the second (2nd) Business Day following the Delivery Date therefor (a "Conversion Default"), (A) the Company shall forfeit its right to require a Forced Conversion (as defined in Section 5 below) of the Debentures thereafter, and (B) the Holder shall have the right to receive from the Company an amount equal to (i) (N/365) multiplied by (ii) the principal amount of this Debenture represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the date on which such Conversion Default has been cured. In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares upon a Conversion, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (i) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Company pursuant to such Conversion. Amounts payable under this paragraph 3(e)(i) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this paragraph 3(e)(i).

               (ii) In addition to its rights under paragraph 3(e)(i) above, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          (f) Limitations on Right to Convert. In no event shall the Holder be permitted to convert principal of this Debenture if, upon such conversion, (x) the number of Conversion Shares to be issued pursuant to such Conversion plus
(y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 3(f)) would exceed 4.99% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 4.99% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph 3(f). As used herein, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act. To the extent that the limitation contained in this paragraph 3(f) applies (and without limiting any rights the Company may otherwise have), the Company may rely on the Holder's determination of whether this Debenture is convertible pursuant to the terms hereof, the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that this Debenture is convertible pursuant to the terms hereof. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this paragraph may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon sixty (60) days' prior written notice to the Company, to waive the provisions of this paragraph 3(f) in the event that either a Change of Control or Major Transaction is announced or occurs, without obtaining such consent.

4.   ADJUSTMENTS TO CONVERSION PRICE.

          (a) Stock Splits, Stock Interests, Etc. If, at any time on or after the Issue Date, the Company subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Conversion Price shall be proportionately reduced, or if the Company combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, the Conversion Price shall be proportionately increased.

          (b) Adjustment Upon Dilutive Issuance.

          (i) If, at any time after the Issue Date, the Company issues or sells, or in accordance with subparagraph (ii) of this paragraph 4(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price shall be adjusted as follows:

               (A) if such Dilutive Issuance occurs prior to the Weighted Average Trigger Date, then effective immediately upon such Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Corporation (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below). Notwithstanding the foregoing, prior to the Effective Date, the Corporation will not engage in any transaction that would result in the issuance or deemed issuance of shares of Common Stock for no consideration.

               (B) if such Dilutive Issuance occurs on or after the Weighted Average Trigger Date, then effective immediately upon such Dilutive Issuance, the Conversion Price shall be adjusted so as to equal an amount determined by multiplying such Conversion Price by the following fraction:

               N0 + N1
               -------
               N0 + N2

     where:

               N0 = the number of shares of Common Stock outstanding
                    immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights, including the Debentures and Warrants);

               N1 = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (ii) below) would purchase at the Conversion Price in effect immediately prior to such Dilutive Issuance; and

               N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

               Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Conversion Price.

          (ii) Effect On Conversion Price Of Certain Events. For purposes of determining the adjusted Conversion Price under subparagraph (i) of this paragraph 4(b), the following will be applicable:

          (A) Issuance Of Purchase Rights. If, at any time on or after the Issue Date, the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (or the price of any conversion of Convertible Securities that may be acquired under such Purchase Rights, if applicable) is less than the Conversion Price in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Purchase Rights so issued are not Variable Rate Securities, then for purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph
(ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          (B) Issuance Of Convertible Securities. If, at any time on or after the Issue Date, the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Conversion Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold are not Variable Rate Securities, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities, upon the expiration or termination of the right to convert such Convertible Securities into Common Stock, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          (C) Issuance of Variable Rate Securities. If any Purchase Rights or Convertible Securities, including Convertible Securities issuable on exercise of Purchase Rights, constitute Variable Rate Securities, then for purposes of the first sentence of subparagraphs (ii)(A) and (ii)(B) of this paragraph 4(b), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Security have been satisfied) if the conversion price of such Variable Rate Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if such Variable Rate Security at any time or times thereafter is exercised, purchased, or converted at a price lower that the Assumed Variable Market Price, the Conversion Price in effect at such time shall be readjusted to equal the actual conversion price of such Variable Rate Convertible Security existing at the time of such exercise, purchase or conversion. To the extent that shares of Common Stock are not delivered pursuant to the exercise, purchase or conversion of such Variable Rate Securities, upon the expiration or termination of the right to exercise, purchase or convert such Variable Rate Securities into Common Stock, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Variable Rate Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          (D) Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the formula for determining the number of shares issuable under a Variable Rate Security (in each such case, other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Purchase Rights, Convertible Securities or Variable Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

          (E) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the last sale prices thereof on the principal market for such securities during the period of ten Trading Days immediately preceding the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this paragraph 4(b) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The independent members of the Company's Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities.

          (F) Issuances Pursuant To Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not specifically disclosed in a schedule to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments contained in any Convertible Securities or Purchase Rights specifically disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Debentures or Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

          (iii) Exceptions To Adjustment Of Conversion Price. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this paragraph 4(b) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities purchased under the Securities Purchase Agreement (including all securities issued to any finder or broker for facilitating the purchase of the Debentures and the Warrants); (II) securities issued upon conversion or exercise of the Debentures or the Warrants;
(III) shares of Common Stock issuable or issued to (x) employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors pursuant to one or more stock option plans or restricted stock plans in effect as of the Issue Date or adopted after the Issue Date by the independent members of the Board of Directors with substantially the same terms as such plans in effect as of the Issue Date, and (y) vendors pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the Board of Directors; (IV) any borrowings, direct or indirect, from financial institutions by the Company that are approved by the Board of Directors, including any type of loan or payment evidenced by any type of Debt instrument, provided the value of the equity portion of any such borrowings, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, does not exceed ten percent (10%) of such borrowing (or, in the case of a borrowing under the existing working capital facility provided by Spencer Trask and the Related Parties, does not exceed forty percent (40%) of such borrowing); (V) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company; (VI) shares of Common Stock issued in connection with the acquisition by the Company of any corporation or other entity occurring after the Effective Date and as long as a fairness opinion with respect to such acquisition is rendered by an investment bank of national recognition; (VII) shares of Common Stock issued in connection with any Convertible Securities or Purchase Rights outstanding on the Issue Date and disclosed in a schedule to the Securities Purchase Agreement; (VIII) shares of Common Stock issued to Persons with whom the Company is entering into a joint venture, strategic alliance or other commercial relationship in connection with the operation of the Company's business and not in connection with a transaction the purpose of which is to raise equity capital; (IX) shares of Common Stock issued pursuant to a bona fide registered public offering underwritten on a best efforts basis by Spencer Trask or a nationally-recognized investment bank with net proceeds to the Company of at least fifteen million dollars ($15,000,000) (provided, however, that if the offering price per share of such offering is below the Conversion Price then in effect, then the Company shall, pursuant to the Optional Redemption provisions of Section 7 hereof, redeem not less than $5,000,000 of the Debentures (on a pro rata basis according to the outstanding principal balance of each Debenture then outstanding) within one (1) Business Day following the closing of such offering), and (X) the Additional Registrable Securities (as defined in the Registration Rights Agreement).

          (iv) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this paragraph 4(b) or any change in the number or type of stock, securities and/or other property issuable upon Conversion of this Debenture, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a certificate setting forth (i) such adjustment, readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Conversion of this Debenture.

          (c) Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to receive upon Conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon Conversion had such Major Transaction not taken place (without giving effect to any limitations on such Conversion contained in this Debenture or the Securities Purchase Agreement). The Company shall not effect any Major Transaction unless (i) the Holder has received written notice of such transaction at least twenty (20) days prior thereto (which period shall be increased to sixty one (61) days if, at such time, without giving effect to the limitation on conversion contained in paragraph 3(f) hereof, the Holder would, upon conversion, beneficially own more than 4.99% of the Common Stock then outstanding) but in no event later than fifteen (15) days prior to the record date for the determination of stockholders entitled to vote with respect thereto; provided, however, that the Company shall publicly disclose the material terms of any such Major Transaction on or before the date on which it delivers notice of a Major Transaction to the Holder, and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonable satisfactory to the Holder) the obligations of the Company under this Debenture (including, without limitation, the obligation to make payments of Interest accrued but unpaid through the date of such consolidation, merger or sale and accruing thereafter). The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of this Debenture as of the date of such transaction, and shall similarly apply to successive Major Transactions.

          (d) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and (ii) the date on which such Distribution is made (the "Distribution Date")(the earlier of such dates being referred to as the "Determination Date"). In the Distribution Notice to the Holder, the Company shall indicate whether the Company has elected (A) to deliver to the Holder, at the same time that it makes such Distribution to its shareholders, the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Debenture is convertible as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such conversion) or (B) upon any Conversion of this Debenture on or after the Distribution Date, to reduce the Conversion Price applicable to such Conversion by reducing the Conversion Price in effect on the Business Day immediately preceding the Record Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made, such fair market value to be reasonably determined in good faith by the independent members of the Company's Board of Directors. If the Company does not notify the Holder of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause
(A) of the preceding sentence.

4A.  PRINCIPAL AMORTIZATION.

          (a) Monthly Amortization. Beginning on the two hundred and seventy first (271st) day following the Issue Date (such two hundred and seventy first day being referred to herein as the "Amortization Commencement Date"), the Company shall pay to the Holder, in cash (subject to paragraph (b) below), on the last day of each calendar quarter following the Amortization Commencement Date (each, a "Principal Payment Date"), 11.11% of the original principal amount of this Debenture (plus unpaid accrued interest thereon) (each, a "Principal Payment"), with the first Principal Payment Date occurring on August 31, 2006; provided, that if any Principal Payment Date is not a Business Day, such payment shall be made on the next succeeding Business Day. A Principal Payment that is due in cash and which is not paid on the applicable Principal Payment Date shall bear interest until paid at the Default Interest Rate.

          (b) Payment of Principal in Stock. Subject to the terms and conditions of this paragraph 4A, the Company may elect to pay all or a portion of a Principal Payment in shares of Common Stock (the "Amortization Stock Option"). The Company shall be entitled to exercise the Amortization Stock Option with respect to a Principal Payment Date only if on such Principal Payment Date and on at least twenty (20) of the thirty (30) consecutive Trading Days immediately preceding such Principal Payment Date, all of the Milestones are satisfied in full; provided, however, that if each Milestone, other than the Liquidity Milestone and the Listing Milestone, is satisfied on such Principal Payment Date and on at least twenty (20) of the thirty (30) consecutive Trading Days immediately preceding such Principal Payment Date, the Company shall be entitled to exercise the Amortization Stock Option with respect to an amount of principal equal to the lesser of (i) the Principal Payment due on such date and (ii) the average Daily Trading Volume for the prior sixty (60) Trading Days multiplied by the Market Price in effect on such Principal Payment Date divided by the amount of the Liquidity Milestone. Notwithstanding the foregoing, in no event shall the Company be permitted to exercise the Amortization Stock Option to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding, and the balance of the Principal Payment then due shall be paid in cash. In the event the Company is not permitted or chooses not to exercise the Amortization Stock Option as of a Principal Payment Date with respect to all or any part of the Principal Payment due on such date (and regardless of whether the Company has delivered an Amortization Stock Option Notice (as defined below)), the Company must pay the amount of such Principal Payment that is not payable pursuant to the Amortization Stock Option in cash by wire transfer of immediately available funds.

          (c) Amortization Stock Option Notice. In order to exercise the Amortization Stock Option with respect to a Principal Payment Date, the Company must deliver, on or before the fifteenth (15th) calendar day immediately prior to such date (a "Notice Period"), written notice to the Holder stating that the Company wishes to exercise such option and the amount of principal and Interest to be paid in shares of Common Stock (an "Amortization Stock Option Notice"). Subject to Section 4(b) above, an Amortization Stock Option Notice, once delivered by the Company, shall be irrevocable. In the event that the Company does not deliver an Amortization Stock Option Notice on or before such fifteenth day, the Company will be deemed to have elected to pay all principal then due in cash.

          (d) Delivery of Shares. On or before the third (3rd) Business Day following a Principal Payment Date with respect to which the Company has validly exercised the Amortization Stock Option (each an "Amortization Stock Option Delivery Date"), the Company must deliver to the Holder a number of shares of Common Stock equal to (A) the amount of principal and Interest accrued and payable with respect to this Debenture as of such Principal Payment Date divided by (B) ninety-three percent (93%) of the Current Price in effect on such date (the "Amortization Stock Option Price"). The Company must deliver such shares of Common Stock to the Holder in accordance with the provisions of paragraph 3(d) above, with the Amortization Stock Option Delivery Date being deemed the Delivery Date, and in the event of the Company's failure to effect such delivery on the applicable Delivery Date therefor (calculated in accordance with paragraph 3(d)), the Holder shall have the remedies specified in paragraph 3(e) above.

5.   FORCED CONVERSION.

          (a) Forced Conversion. Subject to the terms and conditions of this paragraph 5(a), the Company shall have the right, exercisable at any time after the thirtieth (30th) day following the Effective Date, to require Conversion of this Debenture (a "Forced Conversion"). In order to effect a Forced Conversion,
(i) the daily VWAP must, on each of twenty (20) Trading Days occurring during any period of thirty (30) consecutive Trading Days (such period of thirty Trading Days, a "Forced Conversion Period"), be equal to or greater than two hundred percent (200%) of the Conversion Price in effect on the Issue Date (subject to adjustment for stock splits, stock dividends and similar events),
(ii) each Milestone (other than the Liquidity Milestone) must be satisfied on each Trading Day occurring during the Forced Conversion Period, and (iii) the Liquidity Milestone must be satisfied on any twenty (20) consecutive Trading Days occurring during such Forced Conversion Period. Notwithstanding the foregoing, in no event shall the Company be permitted to effect a Forced Conversion to the extent that, upon receipt of the shares of Common Stock deliverable thereby, the Holder would beneficially own more than 4.99% of the number of shares of Common Stock then outstanding. In the event of a Forced Conversion, the Company and the Holder shall follow the procedures for Conversion set forth in Section 3 above, with the Forced Conversion Date (as defined below) deemed to be the Conversion Date for purposes hereof.

          (b) Forced Conversion Notice; Number of Conversion Shares. In order to effect a Forced Conversion hereunder, the Company must deliver to the Holder written notice thereof (a "Forced Conversion Notice") at any time after the fifth (5th) Business Day immediately following the last Trading Day of the Forced Conversion Period but not later than the tenth (10th) Business Day following such last Trading Day. A Forced Conversion shall be effected on the date (the "Forced Conversion Date") that is the third (3rd) Trading Day immediately following delivery of a Forced Conversion Notice to the Holder. A Forced Conversion Notice shall specify the aggregate principal amount of the Debentures that the Company elects to submit to a Forced Conversion. Notwithstanding the delivery by the Company of a Forced Conversion Notice, nothing contained herein shall be deemed to limit in any way (x) the right of the Holder to convert this Debenture prior to the Forced Conversion Date or (y) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Company fails to deliver Conversion Shares upon a Forced Conversion as required by the terms of
Section 3 hereof, provided, that, in the event of such failure, the Forced Conversion shall be terminated with respect to the Holder upon the delivery of written notice thereof by the Holder to the Company, and the Company shall forfeit its right to require a Forced

Conversion of the Debentures thereafter. In the event of multiple Forced Conversions, at least sixty (60) days must elapse between Forced Conversion Dates.

          (c) Upon any Forced Conversion occurring prior to the eighteen (18) month anniversary of the Issue Date, the Company shall pay to the Holder on the Forced Conversion Date (i) accrued and unpaid interest through the Forced Conversion Date on the principal amount of the Debenture so converted and (ii) interest that, but for such Forced Conversion, would have accrued on such principal amount from the Forced Conversion Date through the eighteen (18) month anniversary of the Issue Date. Upon any Forced Conversion occurring on or after the eighteen (18) month anniversary of the Issue Date, the Company shall pay to the Holder on the Forced Conversion Date (i) accrued and unpaid interest through the Forced Conversion Date on the principal amount of the Debenture so converted and (ii) interest that, but for such Forced Conversion, would have accrued on such principal amount from the Forced Conversion Date through the Maturity Date. Such interest shall be paid in cash or to the extent permitted by Section 2(c) and in the manner set forth in Section 2(d) and 2(e) hereof, shares of Common Stock.

6.   FUNDAMENTAL CHANGE; CHANGE OF CONTROL; MANDATORY REDEMPTION.

          (a) Mandatory Redemption. In the event that a Fundamental Change or a Change of Control occurs, the Holder shall have the right, upon written notice to the Company (a "Mandatory Redemption Notice"), to have all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon, redeemed by the Company (a "Mandatory Redemption") at the Mandatory Redemption Price in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date"), which date must be at least five (5) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Company, and the amount of principal and Interest to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than, in the case of a Fundamental Change, the close of business on the Business Day immediately following the first Business Day on which a Fundamental Change is no longer continuing and, with respect to a Change of Control, the close of business on the third (3rd) Business Day following the date on which the Change of Control is completed.

          (b) Payment of Mandatory Redemption Price.

               (i) The Company shall pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all Interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

               (ii) If the Company fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

7.   OPTIONAL REDEMPTION.

          (a) Redemption. The Company shall have the right, at any time after the Issue Date, to redeem all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon (an "Optional Redemption"), at the Optional Redemption Price. In order to effect an Optional Redemption, the Company must deliver to the Holder written notice thereof (an "Optional Redemption Notice"), specifying the effective date of such Optional Redemption (the "Optional Redemption Date"), which date must be at least twenty
(20) Trading Days following delivery of the Optional Redemption Notice to the Holder, and the amount of principal to be redeemed. In the event that the Company effects an Optional Redemption with respect to this Debenture, it must contemporaneously effect an Optional Redemption with respect to each other Debenture on a pro rata basis (taking into account the principal amount of each Debenture then outstanding). Notwithstanding the delivery by the Company of an Optional Redemption Notice, nothing contained herein shall be deemed to limit in any way (x) the right of the Holder to convert this Debenture prior to the Optional Redemption Date or (y) the availability of any and all remedies that are provided to the Holder hereunder in the event that the Company does not satisfy its obligations with respect to any such conversion.

          (b) Payment of Optional Redemption Price.

               (i) The Company shall pay the Optional Redemption Price to the Holder within five (5) Business Days of the Optional Redemption Date. In the event that the Company redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder the Optional Redemption Price and all other amounts due in connection therewith, the Holder shall return this Debenture to the Company for cancellation.

               (ii) If the Company fails to pay the Optional Redemption Price to the Holder within five (5) Business Days of the Optional Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Optional Redemption Date until the date on which Optional Redemption Price has been paid in full.

          (c) Prepayment. Except as specifically provided by the terms of this
Section 7, the Company shall not have the right to prepay principal of this Debenture.

8.   MISCELLANEOUS.

          (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

          (b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

                  If to the Company:

                  Vyteris Holdings (Nevada), Inc.
                  13-01 Pollitt Drive
                  Fair Lawn, NJ 07410
                  Attn:    Chief Financial Officer
                  Tel:     201-703-2299
                  Fax:     201-703-2295

                  with a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, New Jersey 07068
                  Attn: Peter H. Ehrenberg, Esq.
                  Tel:  973-597-2350
                  Fax: 973-597-2351

and if to the Holder, at such address as the Holder shall have furnished the Company in writing.

          (c) Amendments. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

          (d) Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Debenture in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Debenture identical in all respects to this Debenture, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

          (e) Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

          (f) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

          (g) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

          (h) Usury. This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Debenture, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.


                           [Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

VYTERIS HOLDINGS (NEVADA), INC.


By:____________________________
   Name:
   Title:

                                                                         ANNEX I


                              NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of and/or interest accrued on the Senior Secured Convertible Debenture (the "Debenture") issued by VYTERIS HOLDINGS (NEVADA), INC. (the "Corporation") into shares of common stock ("Common Stock") of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.


                              Date of Conversion:_______________________________

                              Principal Amount of
                              Debenture to be Converted:________________________

                              Amount of  Interest
                              to be Converted:__________________________________


                              Number of Shares of
                              Common Stock to be Issued:________________________

                              Name of Holder:___________________________________

                              Address:       ___________________________________

                                             ___________________________________

                                             ___________________________________


                              Signature:     ___________________________________
                                             Name:
                                             Title:

Holder Requests Delivery to be made: (check one)
-----------------------------------

[ ]      By Delivery of Physical Certificates to the Above Address

[ ]      Through Depository Trust Corporation
         (Account_____________________________________)

                                                                        ANNEX II

                                   Schedule of
                                    Decreases
                               of Principal Amount


     Principal                      Amount of
      Balance                        Decrease                        Date
     ---------                       --------                        -----
   $[  ],000,000
-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------

-------------------            -------------------             -----------------